EXHIBIT 6.11.CE

                               SUBLEASE AGREEMENT

         This Sublease Agreement is made and entered into as of the 25th day of May, 1998, by and between JASON SUKIENNIK, JENNIFER SUKIENNIK, and PETE SUKIENNIK (hereinafter called "Sublessee" whether one or more); FRESH'N LITE, INC., a Texas corporation (hereinafter called "Sublessor"), as follows:

                                       I.
                                    Premises
         Sublessor hereby leases to Sublessee and Sublessee hereby leases from Sublessor the following described real property located in the City of Tyler, Smith County, Texas, to-wit:

                  The land and building being a part of the A. Neighbors Survey, more particularly described in Exhibit "A" attached hereto and made a part hereof, having a street address of 1400 S. Beckham, Tyler, Texas (the "Premises").

                                       II.
                                      Term
         This Lease shall commence on the 1st day of March, 1998 and end July 31, 1999, at 12:00 P.M. to be continuously used and occupied during the term of this Sublease by Sublessee for the purpose of operating a restaurant, or such other legal purpose as Sublessee shall designate.

                                      III.
                                     Rental
         Sublessee agrees to pay Sublessor, at such place as Sublessor shall designate in Gregg County, the sum of $1,793.00 per month for and during the term of this lease and any renewal thereof. The monthly rental shall be payable in advance on the first (1st) day of each month during the term of this Lease. Additionally, Sublessee agrees to assume Sublessor's lease on a dishwasher with Kirby Restaurant Supply, account #2367, and shall execute such agreements with Kirby Restaurant Supply as shall be necessary to complete this assumption.

                                       IV.
                             Repairs and Maintenance
         Sublessee shall throughout the term of this Lease take good care of and maintain the Premises in good condition and keep the Premises free from waste or nuisance of any kind. Sublessee shall at all times keep the Premises in a clean and sanitary condition in compliance with all applicable federal or state or local laws, rules and regulations. Sublessee shall be responsible for all repairs and maintenance on the Premises.

                                       V.
                               Hours of Operation
         It is understood  that  Sublessee may operate its business  twenty-four
(24) hours a day, seven (7) days a week, and will have access to the Premises continuously during such periods of operation.

                                       VI.
                                Hazard Insurance
         Sublessee shall pay all insurance charges as described in Paragraph 3 of Richard McKellar's lease with Lessor, a copy of which is attached hereto as Exhibit "B" (the "Lease").

                                      VII.
                               Liability Insurance
         Sublessee shall keep in force liability insurance as required of Sublessor in Paragraph 5 of the Lease.

                                      VIII.
                          Waiver of Subrogation Rights
         Each party hereby waives any and all claims which may arise in its favor and against the other party for any and all loss of, or damage to the other party or entity claiming throughout the other party, to the extent that such loss or damage is recoverable under insurance policies. Each party agrees to have said insurance policies properly endorsed.

                                       IX.
                                   Alterations
         Sublessee shall comply with the alterations requirements of Paragraph 6 of the Lease.

                                       X.
                       Damage by Fire or Other Casualties
         In the event the Premises shall be damaged by fire or other casualty, then the damages shall be repaired or restored by Lessor to the extent of available insurance proceeds. Sublessee shall receive an abatement of rent proportionate to the damage to the Premises; and in the event that the damage should be so extensive as to render the Premises untenantable, the rent shall cease until such time as the Premises have been restored; provided, however, in the event of substantial damage to the Premises which cannot be repaired or restored within a period of sixty (60) days, then in such event Sublessee shall have the right and option to terminate this Sublease upon written notice to the Sublessor within fifteen (15) days of the occurrence of the casualty.

                                       XI.
                                  Condemnation
         If the whole of the Premises, or such portion thereof as to make the Premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by public authorities, and rentals shall be accounted for as between Sublessor and Sublessee as of that date. Such termination, however, shall be without prejudice to the right of either Sublessor or Sublessee to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Sublessee nor Sublessor shall have any rights in any award made to the other by any condemnation authority.

                                      XII.
                             Assignment or Sublease
         The Sublessee shall not assign, sublet, mortgage or pledge this Lease, nor let the whole or any part of the Premises without the written consent of Sublessor and Harold Wilder.

                                      XIII.
                                     Default
         In the event that the Sublessee shall default in the prompt payment of rent when the same is due, or shall violate or omit to perform any of the provisions of this Lease herein contained, or in the event that the Sublessee shall abandon the business or the Premises or leave them vacant, Sublessor may, if he so elects, send written notice of such default, violation or omission to the Sublessee, by mail or otherwise, at the Premises, and unless Sublessee shall have completely cured or removed said default within fifteen (15) days after the sending of such notice by Sublessor, Sublessor may thereupon re-enter the Premises, by summary proceedings or by force or otherwise without being liable for prosecution therefor, take possession of said Premises and remove all persons and property therefrom, and may elect to either cancel this Lease or relet the Premises as agent for the Sublessee or otherwise, and receive the rent therefor, applying the same first to the payment of such reasonable expenses as the Sublessor may incur in entering and letting; and then to the payment of the rent payable under this Lease and the fulfillment of the Sublessee's covenants hereunder, the balance (if any) to be paid to the Sublessee who shall remain liable for any deficiency. The foregoing remedies are not exclusive, and Sublessor shall be entitled to exercise any other legal or equitable remedies available pursuant to applicable laws.

                                      XIV.
                                   Bankruptcy
         In the event that the Sublessee shall become bankrupt, voluntary or involuntary, or shall make a voluntary assignment for the benefit of creditors, or in the event that a receiver for the Sublessee shall be appointed, then, at the option of the Sublessor and upon thirty (30) days notice to the Sublessee or Sublease's representatives, of the exercise of such notice, this Lease shall terminate.

                                       XV.
                                 Quiet Enjoyment
         Sublessor and Lessor covenant, represent and warrant that Sublessor and Lessor have the full right and power to execute and perform this Lease and to grant the estate demised herein, and that Sublessee, upon payment of the rents provided for herein and performance of the terms, conditions, covenants and agreement herein contained, shall peaceably and quietly have, hold and enjoy the Premises during the full term of this Lease. Sublessee accepts this subject to the terms and conditions of the Lease.

                                      XVI.
                                     Notices
         Notices to Sublessor or Sublessee shall be in writing and shall be deemed given on the date of personal delivery or on the date sent by certified or registered mail, return receipt requested, and deposited with the United States in a stamped envelope addressed to the parties as follows:

                  If to Sublessor:          1705 E. Whaley
                                            Longview, Texas  75601

                  If to Sublessee:          1306 Belmont
                                            Tyler, Texas  75701

Either party shall have the right to change the address to which notice may be given by written notice to the other party in the manner set forth above.

                                      XVII.
                                  Severability
         In the event of litigation relating to this Lease and should one or more clauses be found invalid, all other provisions of the Lease are to stand as written.

                                     XVIII.
                              Binding Upon Parties
         The covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

                                      XIX.
                               Consent by Landlord
         Harold Wilder, as Lessor under an existing Lease to Sublessor, joins herein for the purpose of consenting to and approving of this Sublease.

         IN WITNESS WHEREOF, this Sublease has been duly executed by the parties hereto as of the date aud year first written above.

                                   SUBLESSEE:



                                 Jason Sukiennik



                                 Jennifer Sukiennik



                                 Pete Sukiennik

                                             SUBLESSOR:

                                             FRESH'N LITE, INC.,
                                             a Texas corporation


                                             By:
                                                 ------------------
                                                 Stanley Swanson
                                                 CEO

                                   EXHIBIT "A"
                                   -----------

BEING a part of the A. Neighbors Survey, and being a part of the 35.535-acre tract which was conveyed to Thomas G. Pollard by the Citizens National Bank of Tyler, by deed recorded in Volume 321, Page 238 of the Deed Records of Smith County, Texas, and also a part of Lot 8 of New City Block 658 of said City of Tyler, the tract of land hereby conveyed being more particularly described as follows:

BEGINNING at a point in the east line of South Beckham Avenue,  said point being
31.85 feet from the intersection of the projected south line of East Second Street and the projected east line of South Beckham Avenue, a point for corner;

THENCE South 10 deg 08' 40" East with the east line of South Beckham Avenue a distance of 127.00 feet, a point for corner;

THENCE  North  79 deg.  51' 20"  East a  distance  of
100.00 feet, a point for corner;

THENCE  North  10 deg.  08' 40"  West a  distance  of
134.38   feet  to  the  south  line  of  East  Second
Street, a point for corner;

THENCE North 86 deg. 24' 00" West with the south line of East Second Street a distance of 71.10 feet to a point for corner at the beginning of a curve to the left which has a radius of 25 feet and a central angle of 103 deg. 44' 40";

THENCE following the right-of-way line with said curve to the left a distance of
45.27 feet to the end of said curve and the PLACE OF BEGINNING, and containing 14,430 square feet.

As described in that certain deed dated August 17, 1956, by and between Safeway Stores, Incorporated, Grantor, and Humble Oil & Refining Company, Grantee.

                                  EXHIBIT "B"


                                LEASE AGREEMENT


STATE OF TEXAS             )


COUNTY OF SMITH            )


         This Lease Agreement made and entered into on this the 7th day of November, 1990, by and between HAROLD WILDER, a resident of Tyler, Smith County, Texas (hereinafter, "Lessor"), and BOSCO'S, INC., a Delaware Corporation, with headquarters in Marshall, Texas, and STAN SWANSON, a resident of Tyler, Smith County, Texas hereinafter individually and collectively referred to as "Lessee"):


                             W I T N E S S E T H :

         Lessor does by these presents hereby lease, let and demise unto Lessee the following described property, situated in Smith County, Texas, to-wit:

BEING a part of the A. Neighbors Survey, and being a part of the 35.35-acre tract which was conveyed to Thomas G. Pollard by the Citizens National Bank of Tyler, Texas, by deed recorded in Volume 321, page 238 of the Deed Records of Smith County, Texas, and also a part of Lot 8 of New City Block 658 of said City of Tyler, the tract of land hereby conveyed being more particularly described as follows:

BEGINNING at a point in the east line of South Beckham Avenue,  said point being
31.85 feet from the intersection of the projected south line of East Second Street and the projected east line of South Beckham Avenue, a point for corner;

THENCE South 10 deg. 08' 40" East with the east line of South Beckham Avenue a distance of 127.00 feet, a point for corner;

THENCE North 79 deg. 51' 20" East a distance of 100.00 feet, a point for corner;

THENCE North 10 deg. 08' 40" West a distance of 134.38 feet to the south line of East Second Street, a point for corner;

THENCE North 86 deg. 24' 00" West with the south line of East Second Street a distance of 71.10 feet to a point for corner at the beginning of a curve to the left which has a radius of 25 feet and a central angle of 103 deg. 44'40";

THENCE following the right-of way line with said curve to the left a distance of
45.27 feet to the end of said curve and to the PLACE OF BEGINNING, and containing 14,430 square feet.

As described in that certain deed dated August 17, 1956, by and between Safeway Stores, Incorporated, Grantor, and Humble
Oil & Refining Company, Grantee.

for the term of three (3) years beginning on the first day of March, 1991, and ending on the last day of February, 1994 at Midnight, upon the following terms, conditions and covenants:

         (1) Lessee, as rental for the said premises, has agreed to pay Lessor, in addition to any and all further sums as set forth herein, in Tyler, Smith County, Texas, the sum of $54,000.00, payable as follows, to-wit:

         Lessee shall pay Lessor the sum of $1,500.00 on or before the first day March, 1991, representing the first month's rent of the three year term provided above, and further sum of $l,500.00 on or before the first day of each month thereafter.


         (2) As further consideration of the leasing aforesaid, Lessee covenants and agrees to bear, pay and discharge (in addition to the rents aforesaid), all property, city, school, county, college and all other taxes, assessments and levies of every name, nature and kind which may be taxed, charged or assessed by any authority with jurisdiction against the demised premises and any and all buildings, improvements and personal property situated thereon. Lessor shall during the term of the lease make payment of taxes directly to the taxing authority, and shall charge Lessee for the reimbursement of the same as follows:
Lessor shall estimate the taxes due upon said property (buildings and improvements) (based upon the annual tax roles for the previous year), and after dividing such estimated annual amount by twelve, shall add such amount to the monthly rental charged to and payable by Lessee. Lessee agrees to pay such amounts as are billed in this regard and manner. At the end of each tax year, Lessor shall notify Lessee of any deficiency between the estimated amounts and the actual taxes due, which amount Lessee agrees to promptly pay upon being billed by Lessor for same. Lessee shall have the right to protest any ad valorem tax valuation as agent for Lessor.

         (3) Lessor carries a $150,000.00 building insurance policy on the premises, and intends to continue to do same throughout the term of this lease. In connection herewith, Lessor shall pay the premiums for the same upon the same being due directly to the carrier. During the term of this lease, including any extension periods, Lessor shall charge Lessee for the reimbursement of same. Reimbursement shall be made according to the same procedure and formula established for tax reimbursement in paragraph two (2) above.

         (4) Lessor and Lessor's agents and representatives shall have the right to enter and inspect the demised premises at any time for the purpose of ascertaining the condition of the demised premises or in order to make such repairs as may be required to be made under the terms of this lease.

         (5) Lessee shall purchase a property damage and personal liability insurance policy to insure against injuries to persons or property while on the said premises. Such policy shall provide personal liability coverage of at least $500,000 per person and $1,000,000 per occurrence and shall name Lessor as additional insured. Lessee shall furnish Lessor with certificates of insurance evidencing the coverages herein required, and shall keep them current evidencing the maintenance of such coverages. The insurance company issuing the policies must be advised by Lessee (and such certificates should reflect) that the insurer will not cancel such coverage without ten (10) days prior written notice to Lessor. Should Lessee fail to purchase any such insurance coverage, Lessor may purchase same and seek reimbursement from Lessee, which remittance Lessee agrees to make within ten (10) days of the request of Lessor. Notwithstanding the existence of any insurance coverage, Lessor shall not be liable to Lessee or to the Lessee's employees, patrons or visitors for any damage or loss to the person of property caused or occurring on the aforesaid premises, and Lessee agrees to indemnify and hold Lessor harmless from any and all causes of action or liability claimed or asserted in connection therewith.

         (6) Lessee shall make no alterations, renovations or other remodeling of the premises or the building located thereon, and shall erect no additional structures, without the express written consent of Lessor, which consent will not be unreasonably withheld. Any request by Lessee for such consent shall include and provide Lessor with copies of floor plans, building plans, color schemes, and any other information which Lessor may reasonably request, in order that Lessor has adequate information upon which to consider such request. Lessee shall meet all the requirements of such construction as may be provided by the City of Tyler, Texas, at its own cost and expense.

         (7)  It  is   understood   and  agreed  that  should  any  building  or
improvements be destroyed or damaged by fire or otherwise, including the building now situated on the said premises, Lessor shall look solely to the insurance policy referred to in paragraph three (3) hereof for recovery from such casualty. Upon such recovery, Lessor agrees to rebuild or repair the said building as promptly as possible, upon the same general plans and dimensions as before said fire or casualty, subject to the construction requirements of the City of Tyler, Texas.

         (8) Lessee acknowledges that it has examined and knows the condition of the premises, and possession and occupancy of same will be assumed by Lessee upon the execution hereof, in its current condition. Lessee shall, at its own cost and expense, throughout the term of this lease and so long as it remains in possession of the said premises, keep and maintain in good repair all the buildings and improvements located upon the demised premises including the plumbing and electrical work, air conditioning, pipes and fixtures, walls, roof, floors and foundations, parking lots, drives and curbs, and all other fixtures belonging thereto.

         (9) Lessee agrees that it will promptly execute and fulfill all ordinances and regulations of the State, County, City and other governmental agencies with jurisdiction over the demised premises, and all ordinances imposed by the Board of Health, Sanitary and Police Departments, for the correction, prevention and abatement of nuisances in or upon or connected with the demised premises during the term of this lease, at Lessee's sole cost and expense and without liability to Lessor.

         (10) Lessee shall not assign or transfer this lease or sublet the whole or any part of said leased premises for any purpose without the prior written consent of Lessor, which consent will not be unreasonably withheld. Regardless of any such permitted assignment or sublease, Lessee shall remain primarily liable to Lessor at all times for the full payment of all rents, taxes, insurance and other consideration due under the terms of this lease, and shall remain liable for the performance of all the other covenants, provisions, obligations and agreements herein required to be performed by the Lessee. Lessor, in addition to any other remedies herein or by law provided, may at his option collect directly from such assignee or subtenant all rents becoming due to Lessee under any assignment or sublease agreement and apply such sums against any sums due Lessor by Lessee hereunder. No direct collection by Lessor from any assignee or subtenant shall be construed as a novation or a release of Lessee from the further performance of its obligations hereunder.

         (11) Lessor shall not be liable to Lessee or to the Lessee's employees, patrons or visitors for any damage to the person or property caused or occurring on the aforesaid premises, and Lessee agrees to indemnify and hold Lessor, Lessor's agents, representatives, successors and assigns, harmless from any and all claims and causes of action caused by the acts and/or the negligence of Lessee, Lessee's employees, patrons or visitors to the leased premises.

         (12) If the Lessee shall default in the payment of any installment of rent for ten (10) days after the same becomes due or if Lessee shall be declared bankrupt according to law or if any assignment shall be attempted to be made of said property for the benefit of creditors or should the premises be placed in the possession of a receiver, then and in such event the entire rent shall, at the sole option of Lessor, at once become due and payable, as if by the term of this lease it were all payable in advance; or at Lessor's sole option, this lease may become null and void without further notice.

         (13) It is understood and agreed that any equipment, fixtures and personal property placed upon the demised premises by the Lessee may be removed by the Lessee at the termination of this lease or any extension thereof, provided (a) Lessee shall not be in default in the performance of any agreement, condition, covenant or term hereof, and (b) that no property or fixture which is permanently attached shall be removed by Lessee if such removal should permanently injure or dismantle such building, unless the Lessee shall restore and rebuild the same in the same condition as said building existed prior to the removal of such equipment, fixture or personal property, and provided further that such removal shall be erected within thirty (30) days after the expiration of said term or extension hereof, and such building is completely restored within thirty (30) days thereof.

         (14) It is agreed that Lessee shall, at the expiration or termination of this lease agreement, either willfully by Lessee, by expiration of term, by removal of Lessee by Lessor, or any other circumstances effecting surrender, expiration or termination of this agreement, peacefully yield up unto Lessor, all and singular the said premises and any such improvements, buildings or additions thereto, in good tenantable repair in all respects, reasonable use and wear thereof excepted.

         (15) In addition to the statutory landlord's lien, Lessor shall have at all times a valid contractual lien for rents, taxes and insurance and other sums of money becoming due hereunder from Lessee, upon all goods, wares, equipment, fixtures, furniture and other personal property of Lessee situated upon the leased premises, and such property shall not be removed therefrom without the consent of Lessor until all such sums of money due and payable hereunder shall first have been paid and discharged. Upon the occurrence of a default by Lessee, Lessor may, in addition to any other remedies provided herein or by law, enter upon the demised premises and take possession, without liability for trespass or conversion, and sell the same with or without notice at public or private sale, with or without having such property at the sale, at which Lessor or its assigns may purchase, and apply the proceeds from the sale of same (less expenses connected with the taking of possession and sale of property) as a credit against such sums due by Lessee to Lessor. Any surplus shall be paid to Lessee, and Lessee agrees to pay any deficiency forthwith.

         (16) Provided Lessee has not defaulted in any terms, conditions and provisions hereof, Lessee shall have the privilege of renewing and extending the term hereof for a period of seven (7) years beginning on the first day of March, 1994, and terminating on the last day of February, 2001, at Midnight, upon the same terms, conditions and provisions hereof, provided however, that the Lessee shall pay to Lessor in Tyler, Smith County, Texas, the sum of $126,000.00, payable in monthly installments of $1500.00 each, payment of the first monthly rental to be made on or before the first day of March, 1994, and one monthly rental to be paid in advance on or before the first day of each month thereafter until such rental has been paid in full. It is further provided that in order for the Lessee to exercise option hereunder, it shall and must give Lessor, his heirs or assigns, written notice by United States mail, registered, return receipt requested, of its intention to exercise such option as herein provided, no later than 90 days prior to the effective date of said option.

         (17) This Lease Agreement shall be contingent upon Lessee receiving the necessary municipal approval which should be obtained by the 10th day of December, 1990. Lessee agrees to commence construction within ten (10) days of municipal approval. Lessee shall commence paying rent on the first day the business opens for operation, but no later than eighty (80) days from December 10, 1990. In the event municipal approval is not received on or before the 7th day of December, 1990, this lease agreement shall be deemed null and void.

         (18) Lessee shall have access to and the right to start renovations of the property on 10th day of December, 1990.

         (19) This Lease Agreement shall be contingent upon Lessor completing a successful lease buy-out agreement with Car Quest Automotive.

         (20) Each Provision of this instrument or of any applicable government law, ordinance, regulation, or other requirement, with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Lessee to Lessor, shall be deemed to be complied with when and if the following steps are taken:

                  A. All rent and other payments required to be made by Lessee to Lessor hereunder shall be payable to the Lessor at the address of Lessor hereinbelow set forth or at such other address as Lessor may specify from time to time by written notice delivered in accordance herewith;

                  B. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States mails, Postage Prepaid, return receipt requested, addressed to the parties hereto at their respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:


         LESSOR:  Harold Wilder             LESSEE:  Bosco's, Inc.
                  P. O. Box 7036                     500 E. Houston
                  515 WSW Loop 323                   Marshall, TX  75670
                  Suite 105
                  Tyler, TX  75711
                                            LESSEE:  Stan Swanson
                                                     500 E. Houston
                                                     Marshall, TX  75670




         (21) Lessee has first right of refusal on any Purchase Opportunity that is acceptable to Lessor. If this right is exercised, the Lessee has 30 days to accept and close on a sale. In the event Lessee does not exercise its right of first refusal on any Purchase opportunity, the conveyance by Lessor to any third party shall be subject to the terms and conditions of this Lease Agreement.

         (22) It is further agreed that all covenants, Promises, undertakings, agreements, obligations, liabilities, grants, rights or powers, entered into, made, assumed or undertaken by either party hereto, in and by this lease agreement, shall bind, be applicable to, and inure to the benefit of the heirs, executors, administrators and assigns of each party hereto respectively, whether so particularly provided herein or otherwise. This lease represents the entire agreement between the parties hereto.

         (23) This agreement and all the terms hereof shall be interpreted in accordance with the laws of the State of Texas. In all respects, jurisdiction is established in Tyler, Smith County, Texas.

               LESSEE                               LESSOR

            BOSKO'S, INC.

-----------------------------------              ------------------------------
By:      Stan Swanson, President                  Harold Wilder, Lessor



-----------------------------------
        Stan Swanson, Lessee











                            CORPORATE ACKNOWLEDGMENT


THE STATE OF TEXAS         )

COUNTY OF SMITH            )

         This instrument was acknowledged before me on the 7th day of November, 1990, by Stan Swanson, President, of BOSKO'S, INC., a Delaware corporation, on behalf of said corporation.


                                  --------------------------------------------
                                  NOTARY PUBLIC, STATE OF TEXAS
                                  PRINTED NAME:
                                                ------------------------------
                                  COMMISSION EXPIRES:
                                                      ------------------------

                                 ACKNOWLEDGMENTS


THE STATE OF TEXAS         )

COUNTY OF SMITH            )

         This instrument was acknowledged before me by STAN SWANSON on the 7th day of November, 1990.

                                  ----------------------------------------------
                                  NOTARY PUBLIC, STATE OF TEXAS
                                  PRINTED NAME:
                                                --------------------------------
                                  COMMISSION EXPIRES:
                                                      --------------------------

THE STATE OF TEXAS         )

COUNTY OF SMITH            )

         This instrument was acknowledged before me by HAROLD WILDER on the 7th day of November, 1990.



                                  ----------------------------------------------
                                  NOTARY PUBLIC, STATE OF TEXAS
                                  PRINTED NAME:
                                                --------------------------------
                                  COMMISSION EXPIRES:
                                                      --------------------------